EXHIBIT 10.40

EXECUTION COPY

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is entered into as of December 12, 2003 by and among Fox Sports Net Bay Area Holdings, LLC, a Delaware limited liability company (the “Pacific Seller”), Fox Sports Net Chicago Holdings, LLC, a Delaware limited liability company (the “Chicago Seller” and, collectively with the Pacific Seller, the “Sellers”) and Fox Sports Net, LLC, a Delaware limited liability company (“Fox Sports Net” and , collectively with the Sellers, the “Fox Parties”), on the one hand, and Regional Pacific Holdings II, L.L.C., a Delaware limited liability company (the “Pacific Purchaser”) and Regional Chicago Holdings II, L.L.C., a Delaware limited liability company (the “Chicago Purchaser” and, collectively with the Pacific Purchaser, the “Purchasers”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1.1 hereof.

RECITALS

Sports Channel Pacific Associates, a New York general partnership (the “Pacific Partnership”), owns and operates a regional sports programming service in the San Francisco Bay area.

Sports Channel Chicago Associates, a New York general partnership (the “Chicago Partnership” and, collectively with the Pacific Partnership, the “Partnerships”), owns and operates a regional sports programming service in the Chicago metropolitan area

As of the date of this Agreement, the Pacific Seller beneficially owns all right, title and interest to a fifty percent (50%) general partnership interest in the Pacific Partnership and the Chicago Seller beneficially owns all right, title and interest to a fifty percent (50%) general partnership interest in the Chicago Partnership.

Subject to the terms and conditions of each of the Partnership Agreements (as defined below) of each of the Partnerships, the Sellers have initiated the IPO-Call Procedure (as defined in each of the Partnership Agreements) and the Sellers and the Purchasers have agreed upon the Fair Market Value (as defined in the Partnership Agreements) of all of the partnership interests in each of the Partnerships and determined that the Call Price (as defined in the Partnership Agreements) for each of the Partnerships is equal to the respective Partnership Interest Purchase Price set forth herein.

Pursuant to this Agreement, in simultaneous transactions, (i) the Pacific Purchaser desires to purchase and the Pacific Seller desires to sell, convey, transfer, assign and deliver to the Pacific Purchaser, the Pacific Seller’s partnership interest in the Pacific Partnership and (ii) the Chicago Purchaser desires to purchase and the Chicago Seller desires to sell, convey, transfer, assign and deliver to the Chicago Purchaser, the Chicago Seller’s partnership interest in the Chicago Partnership.

TERMS OF AGREEMENT

In consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1           Defined Terms.  As used herein the following terms shall have the following meanings:

“Affiliate” shall have the meaning ascribed to it in Rule 405 of the rules promulgated under the Securities Act, as in effect on the date hereof.

“Agreement” shall mean this Purchase Agreement including all Exhibits and Schedules hereto.

“Chicago Indemnified Party” has the meaning specified in Section 7.2(b) of this Agreement.

“Chicago Indemnifying Party” has the meaning specified in Section 7.2(b) of this Agreement.

“Chicago Note” means the Subordinated Note of the Chicago Purchaser substantially in the form of Exhibit A-2 hereto and delivered pursuant to Section 3.1(b)(i) hereof.

“Chicago Partnership” means Sports Channel Chicago Associates, a New York general partnership.

“Chicago Partnership Agreement” means that certain Third Amended and Restated Partnership Agreement of the Chicago Partnership among the Existing Chicago RPP Partner and the Chicago Seller and dated as of December 18, 1997.

“Chicago Partnership Interest Purchase Price” has the meaning specified in Section 2.1 of this Agreement.

“Chicago Purchased Partnership Interest” has the meaning specified in Section 2.1 of this Agreement.

“Chicago Purchaser” means Regional Chicago Holdings II, L.L.C., a Delaware limited liability company.

“Chicago Seller” means Fox Sports Net Chicago Holdings, LLC, a Delaware limited liability company.

“Closing” has the meaning specified in Article III of this Agreement.

“Closing Date” has the meaning specified in Article III of this Agreement.

“Contract” means any indenture, lease, sublease, loan agreement, mortgage, note, commitment, obligation or other contract, agreement or instrument.

“Existing Chicago RPP Partner” means Regional Chicago Holdings, L.L.C., a Delaware limited liability company.

“Existing Pacific RPP Partner” means Regional Pacific Holdings, L.L.C., a Delaware limited liability company.

“Fox Chicago Parties” means Fox Sports and the Chicago Seller.

“Fox Pacific Parties” means Fox Sports and the Pacific Seller.

“Fox Parties” means Fox Sports and the Sellers.

“Fox Sports” means Fox Sports Net, LLC, a Delaware limited liability company.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial regulatory or administrative functions of or pertaining to government.

“Hart-Scott Rodino Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Parties” has the meaning specified in Section 7.2(b) of this Agreement.

“Indemnifying Parties” has the meaning specified in Section 7.2(b) of this Agreement.

“Lien” means any mortgage, pledge, security interest, encumbrance, restriction, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, restriction, lien or charge).

“Losses” has the meaning specified in Section 7.2(a) of this Agreement.

“Notes” means collectively the Pacific Note and the Chicago Note.

“Pacific Indemnified Party” has the meaning specified in Section 7.2(a) of this Agreement.

“Pacific Indemnifying Party” has the meaning specified in Section 7.2(a) of this Agreement.

“Pacific Note” means the Subordinated Note of the Pacific Purchaser substantially in the form of Exhibit A-1 hereto and delivered pursuant to Section 3.1(b)(i) hereof.

“Pacific Partnership” means Sports Channel Pacific Associates, a New York general partnership.

“Pacific Partnership Agreement” means that certain Second Amended and Restated Partnership Agreement of the Pacific Partnership among the Existing Pacific RPP Partner and the Pacific Seller and dated as of December 18, 1997.

“Pacific Partnership Interest Purchase Price” has the meaning specified in Section 2.1 of this Agreement.

“Pacific Purchased Partnership Interest” has the meaning specified in Section 2.1 of this Agreement.

“Pacific Purchaser” means Regional Pacific Holdings II, L.L.C., a Delaware limited liability company.

“Pacific Seller” means Fox Sports Net Bay Area Holdings, LLC, a Delaware limited liability company.

“Partner Loans” means loans made by the partners of the Partnership to the Partnership pursuant to the terms of the Partnership Agreement.

“Partnerships” means the Chicago Partnership and the Pacific Partnership.

“Partnership Agreements” means the Chicago Partnership Agreement and the Pacific Partnership Agreement.

“Partnership Interest Purchase Prices” has the meaning specified in Section 2.1 of this Agreement.

“Person” means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

“Pledge Agreement” means the Pledge Agreement by and among the Pacific Purchaser, the Existing Pacific RPP Partner, the Pacific Seller and the Chicago Seller securing the obligations of the Pacific Purchaser under the Pacific Note and the Chicago Purchaser  under the Chicago Note and delivered pursuant to Section 3.1(b)(iv) hereof.

“Purchased Partnership Interests” has the meaning specified in Section 2.1 of this Agreement.

“Purchasers” means the Chicago Purchaser and the Pacific Purchaser.

“Requirement of Law” means as to any Person, any domestic or foreign and federal, state or local law, rule, regulation, statute or ordinance or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” means the Chicago Seller and the Pacific Seller.

1.2           Other Definitional Provisions.

(a)           All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b)           Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)           The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any Exhibits or Schedules hereto) and not to any particular provision of this Agreement.

ARTICLE II
PURCHASE AND SALE

2.1           Transfer of Purchased Interest.  Subject to the terms and conditions of this Agreement, at the Closing, in simultaneous transactions

(a)           the Pacific Seller will sell, assign, transfer, convey and deliver to the Pacific Purchaser and the Pacific Purchaser will purchase and accept from the Pacific Seller, a fifty percent (50%) general partnership interest in the Pacific Partnership (the “Pacific

Purchased Partnership Interest”), representing all of the Pacific Seller’s interests in the Pacific Partnership, for an aggregate purchase price of One Hundred Ten Million Dollars ($110,000,000) for the Pacific Purchased Partnership Interest (the “Pacific Partnership Interest Purchase Price”), which is payable in the form of the Pacific Note substantially in the form attached as Exhibit A-1 hereto; and

(b)           the Chicago Seller will sell, assign, transfer, convey and deliver to the Chicago Purchaser and the Chicago Purchaser will purchase and accept from the Chicago Seller, a fifty percent (50%) general partnership interest in the Chicago Partnership (the “Chicago Purchased Partnership Interest” and, collectively with the Pacific Purchased Partnership Interest, the “Purchased Partnership Interests”), representing all of the Chicago Seller’s interests in the Chicago Partnership, for an aggregate purchase price of Forty Million Dollars ($40,000,000) for the Chicago Purchased Partnership Interest (the “Chicago Partnership Interest Purchase Price” and, collectively with the Pacific Partnership Interest Purchase Price, the “Partnership Interest Purchase Prices”), which is payable in the form of the Chicago Note substantially in the form attached as Exhibit A-2 hereto.

ARTICLE III
CLOSING

3.1           Closing and Closing Conditions.  The transactions contemplated herein shall be consummated at a closing (the “Closing”) to be held at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (or at such other place or places as the parties may agree) at 10:00 a.m. on the date hereof (the “Closing Date”).  All transactions at Closing shall be deemed to take place simultaneously and none shall be deemed to take place unless and until all shall have taken place.  The Purchasers collectively and the Sellers collectively shall have the right to waive receipt of any documents at Closing.  At the Closing, the following shall occur:

(a)           The Sellers shall deliver the following to the Purchasers:

(i)                                     assignments of the Purchased Partnership Interests in form and substance reasonably satisfactory to the Purchasers;

(ii)                                  copies of all documents evidencing required consents and governmental approvals, if any, as may be required by or with respect to this Agreement or the transactions contemplated hereby to be obtained by either of the Sellers on or prior to the Closing Date;

(iii)                               a certificate dated as of the Closing Date, duly signed by an authorized officer of each of the Sellers, certifying that (a) the representations and warranties of such Seller are true and correct at and as of the Closing Date with the same force and effect as though made at and as of that time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and (b) that all obligations required to be performed by such Seller under this Agreement on or prior to the Closing Date have been complied with and performed;

(iv)                              copies of Uniform Commercial  Code and lien searches in the jurisdictions requested by either of the Purchasers evidencing the absence of any Liens in respect of the Purchased Partnership Interests;

(v)                                 the appropriate Release by each Seller substantially in the form attached as Exhibit C-1; and

(vi)                              such other documents as may be necessary in the reasonable opinion of either of the Purchasers, to transfer ownership of the Purchased Partnership Interests, free and clear of any Liens, or to evidence the satisfaction of any other obligation of the Sellers hereunder.

(b)           The Purchasers shall deliver the following to the Sellers:

(i)                                     the Pacific Note and the Chicago Note substantially in the form attached as Exhibit A-1 and A-2 hereto, respectively;

(ii)                                  copies of all documents evidencing required consents and governmental approvals, if any, as may be required by or with respect to this Agreement or the transactions contemplated hereby to be obtained by either of the Purchaser on or prior to the Closing Date;

(iii)                               a certificate, dated as of the Closing Date, duly signed by an authorized officer of each of the Purchasers, certifying that (a) the representations and warranties of such Purchaser are true and correct at and as of the Closing Date and with the same force and effect as though made at and as of that time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and (b) that all obligations required to be performed by such Purchaser under this Agreement on or prior to the Closing Date have been complied with and performed;

(iv)                              the appropriate Release by the Existing Chicago RPP Partner and the Existing Pacific RPP Partner substantially in the form attached as Exhibit C-2; and

(v)                                 the Pledge Agreement substantially in the form attached as Exhibit B hereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Each Seller represents and warrants to the Purchaser purchasing its Purchased Partnership Interest as follows:

4.1           Limited Liability Status.  Such Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Such Seller has all requisite power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted.  Such Seller is qualified or licensed to conduct business in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification.  There is no pending or, to the best of the knowledge of such Seller, threatened proceeding or other action by any other party with respect to the dissolution, liquidation, insolvency or rehabilitation of such Seller.

4.2           Power and Authority; Enforceability.  Such Seller has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby.  Such Seller has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby by it.  This Agreement has been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.3           Consents/Approvals.  Other than as described in Section 6.5 and other than the consents described on Schedule 4.3, no consents, filings, authorizations or actions of any Governmental Authority are required for such Seller’s execution, delivery and performance of this Agreement.  No consent, approval, waiver or other actions (“Consents”) by any Person (other than any Governmental Authority referred to in the preceding sentence) under any Contract to which such Seller is a party or by which such Seller or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby.

4.4           No Violation.

(a)           Such Seller is not in default under (and is not subject to any right of any other party to, with the giving of notice or the passage of time or both, declare a default or accelerate any obligation under) or in violation of (i) any provision of its certificate of formation or limited liability company agreement or (ii) the applicable Partnership Agreement or any Contract to which such Seller is a party or by which any of its properties or assets are bound or any Requirement of Law applicable to it, in any respect that could have a material adverse effect on its ability to execute and deliver this Agreement and to perform its obligations hereunder.

(b)           The execution and delivery by such Seller of this Agreement and the consummation of the transactions contemplated hereby will not result in a default under (or give any other party the right, with the giving of notice or the passage of time or both, to declare a default or accelerate any obligation under) or violate (x) its certificate of formation or limited liability company agreement or (y) any Contract to which such Seller is a party or by which it or any of its properties or assets are bound, or any Requirement of Law applicable to it, or result in the creation or imposition of any Lien upon any of its membership interests, properties or assets in any case under this clause (y) in any respect that could have a material adverse effect on it or its ability to execute and deliver this Agreement and perform its obligations hereunder.

4.5           Litigation.  There is no claim, action, suit, or legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of such Seller, threatened, anticipated or contemplated against such Seller which, in any single case or in the aggregate, challenges or questions in any respect the validity of, or would prevent or hinder the consummation of, the transactions contemplated by this Agreement.

4.6           Title to Purchase Partnership Interests.  Such Seller owns beneficially and of record the Purchased Partnership Interest that it is transferring hereunder.  Such Seller has good, valid and marketable title to the Purchased Partnership Interest it is transferring hereunder, free and clear of any Liens, and has complied with or obtained waivers of all conditions to the transfer thereof.  At the Closing, the Purchaser to which such Seller is transferring its Purchased Partnership Interest will acquire good, valid, indefeasible and marketable title to and beneficial and record ownership of the Purchased Partnership Interest such Seller is transferring hereunder, free and clear of any Liens.

4.7           Governing Documents.  Other than any rights of the Purchaser to which such Seller is transferring its Purchased Partnership Interest pursuant to the applicable Partnership Agreement, there are no preemptive rights, rights of first refusal or similar rights with respect to such Seller’s Purchased Partnership Interest and no such rights arise by virtue of or in connection with the transactions contemplated hereby.  There are no other voting or similar contracts or agreements with respect to such Purchased Partnership Interest other than such Partnership Agreement.

4.8           Investment Intent.  Such Seller is acquiring the Note that it is acquiring hereunder for its own account and with no present intention of distributing or transferring such Note in violation of the Securities Act or any applicable state securities laws.

4.9           No Commissions.  Such Seller has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

4.10         Affiliate Transactions.  Such Seller has not on behalf of either of the Partnerships entered into any Contract or understanding between such Partnership, on the one hand, and (i) either Seller or any Affiliate of either Seller (each, a “Related Party Contract”) or (ii) any other party, on the other hand. To the best knowledge of such Seller, no event has occurred which constitutes, or after notice or the passage of time (or both) would constitute, a default by such Seller, any Affiliate of such Seller or the applicable Partnership under any Related Party Contract.

4.11         Exclusivity of Representations.  THE REPRESENTATIONS AND WARRANTIES MADE BY THE SELLERS IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES RELATING TO THE TRANSACTIONS CONTEMPLATED HEREUNDER, INCLUDING ANY IMPLIED WARRANTIES.  THE SELLERS HEREBY DISCLAIM ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE PURCHASERS OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING, WITHOUT LIMITATION, ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Each Purchaser represents and warrants to the Seller from which it is purchasing a Purchased Partnership Interest as follows:

5.1           Limited Liability Status.  Such Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.  Such Purchaser has all requisite power and authority to own or lease, as the case may be, its properties and to carry on its business as now conducted.  Such Purchaser is qualified or licensed to conduct business in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification.  There is no pending or, to the best of the knowledge of such Purchaser, threatened proceeding or other action by any other party with respect to the dissolution, liquidation, insolvency or rehabilitation of such Purchaser.

5.2           Power and Authority: Enforceability.  Such Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby.  Such Purchaser has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby by it.  This Agreement has been duly executed and delivered by such Purchaser and constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

5.3           Consents/Approvals.  Other than as described in Section 6.5 and other than the consents of the Federal Communications Commission (the “FCC”) to the transfer of the control of the Chicago Partnership relating to certain FCC licenses held by the Chicago Partnership, no consents, filings, authorizations or actions of any Governmental Authority are required for such Purchaser’s execution, delivery and performance of this Agreement.  No Consents by any Person (other than any Governmental Authority referred to in the preceding sentence) under any Contract to which such Purchaser is a party or by which such Purchaser or any of its properties or assets are bound is required or necessary for the execution, delivery and performance by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

5.4           No Violation.

(a)           Such Purchaser is not in default under (and is not subject to any right of any other party to, with the giving of notice or the passage of time or both, declare a default or accelerate any obligation under) or in violation of (i) any provision of such Purchaser’s certificate of formation or limited liability company agreement or (ii) the applicable Partnership Agreement or any Contract to which such Purchaser is a party or by which it or any of its properties or assets are bound or any Requirement of Law applicable to it, in any respect that could have a material adverse effect on its ability to execute and deliver this Agreement and to perform its obligations hereunder.

(b)           The execution and delivery by such Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not result in a default under (or give any other party the right, with the giving of notice or the passage of time or both, to declare default or accelerate any obligation under) or violate (x) its certificate of formation or limited liability company agreement, or (y) any Contract to which such Purchaser is a party or by which its properties or assets are bound, or any Requirement of Law applicable to it, or result in the creation or imposition of any Lien upon any of its membership interests, properties or assets in any case under this clause (y) in any respect that could have a material adverse effect on it or its ability to execute and deliver this Agreement and perform its obligations hereunder.

5.5           Litigation.  There is no claim, action, suit, or legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of such Purchaser, threatened, anticipated or contemplated against such Purchaser which, in any single case or in the aggregate, challenges or questions in any respect the validity of, or would prevent or hinder the consummation of, the transactions contemplated by this Agreement.

5.6           Investment Intent.  Such Purchaser is acquiring the Purchased Partnership Interest that it is acquiring hereunder for its own account and with no present intention of distributing or selling such Purchased Partnership Interest, in violation of the Securities Act or any applicable state securities law.

5.7           No Commissions.  Such Purchaser has not incurred any obligation for any finder’s or broker’s or agent’s fees or commissions in connection with the transactions contemplated hereby.

5.8           Exclusivity of Representations.  THE REPRESENTATIONS AND WARRANTIES MADE BY THE PURCHASERS IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES RELATING TO THE TRANSACTIONS CONTEMPLATED HEREUNDER, INCLUDING ANY IMPLIED WARRANTIES.  THE PURCHASERS HEREBY DISCLAIM ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE SELLERS OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING, WITHOUT LIMITATION, ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA).

ARTICLE VI
COVENANTS

6.1           Filings.  Each of the Purchasers and the Sellers shall make (or cause the Partnerships to make), on a prompt and timely basis, all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby.

6.2           Public Announcements.  The form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, and the method of their release, or publication thereof, shall, except as required by law, be subject to the prior approval of the parties hereto, which approval shall not be unreasonably withheld or delayed.

6.3           Further Assurances.  Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

6.4           Cooperation.  The Purchasers and the Sellers each agree to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law in connection with the transactions contemplated by this Agreement.

6.5           Tax.

(a)           The Sellers and the Purchasers agree that upon the Closing each Partnership will adopt the “closing of the books” method of income allocation as prescribed in Treasury Regulation Section 1.706-1(c)(2) for purposes of allocating income, gain, loss, deductions and credits between the Sellers and the Purchasers for the year of sale.

(b)           Sellers and Purchasers hereby agree to cause each Partnership to make an Internal Revenue Code Section 754 election in respect of each sale and purchase of the Purchaser Partnership Interests.  Each Purchaser hereby covenants to keep such Section 754 election in effect for any taxable period that any obligations under the Notes remain outstanding.

ARTICLE VII
INDEMNIFICATION

7.1           Survival.  The representations, warranties, agreements, covenants and obligations of the Purchasers and the Sellers contained in this Agreement, the Schedules and Exhibits hereto, and any certificate, documents or statement delivered to the other parties pursuant hereto, shall survive for a period of three (3) years following the Closing and not be affected in any respect by the Closing, any investigations conducted by any parties or any knowledge of any party; provided, that the survival of the representations and warranties of each Seller in Section 4.6 hereof shall not be limited.

7.2           Indemnification.

(a)           The Fox Pacific Parties, on the one hand, and the Pacific Purchaser, on the other hand (each, an “Pacific Indemnifying Party”), shall indemnify the others and their respective officers, members and Affiliates (each, an “Pacific Indemnified Party”) from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, deficiencies, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys fees and expenses but net of any insurance proceeds and tax benefits received in connection with such indemnification claim by such Indemnified Party) (collectively, “Losses”) directly or indirectly incurred by a Pacific Indemnified Party and resulting from (i) the inaccuracy, in any material respect, of any representation or warranty of a Pacific Indemnifying Party or (ii) any breach of or failure to perform by a Pacific Indemnifying Party any agreement, covenant or obligation contained in or made pursuant to this Agreement and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

(b)           The Fox Chicago Parties, on the one hand, and the Chicago Purchaser, on the other hand (each, an “Chicago Indemnifying Party” and, collectively with the Pacific Indemnifying Parties, the “Indemnifying Parties”), shall indemnify the others and their respective officers, members and Affiliates (each, an “Chicago Indemnified Party” and, collectively with the Pacific Indemnifying Parties, the “Indemnified Parties”) from and against any and all Losses directly or indirectly incurred by a Chicago Indemnified Party and resulting from (i) the inaccuracy, in any material respect, of any representation or warranty of a Chicago Indemnifying Party or (ii) any breach of or failure to perform by a Chicago Indemnifying Party any agreement, covenant or obligation contained in or made pursuant to this Agreement and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

7.3           Indemnification Procedures.  Each Indemnified Party shall give notice as promptly as reasonably practicable to each Indemnifying Party from which it is entitled to seek indemnity under Section 7.2 of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have on account of this indemnity agreement or otherwise so long as such failure shall not have materially prejudiced the position of the Indemnifying Party.  Upon such notification, the Indemnifying Party shall assume the defense of such action and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below.  In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the applicable Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named  parties in any such action (including any impleaded parties) include both the applicable Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the applicable Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.  To the extent permitted by law, indemnification payments shall be treated as adjustments to the appropriate Partnership Interest Purchase Price for all tax purposes.

7.4           Subrogation.  In the event that an Indemnifying Party shall be obligated to indemnify an Indemnified Party pursuant to this Article VII, the Indemnifying Party shall upon payment of such indemnity in full, be subrogated to all rights of the applicable Indemnified Party with respect to the claims for which such indemnification relates.

ARTICLE VIII
MISCELLANEOUS

8.1           Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and facsimile numbers (or to such other addresses or facsimile numbers which such party shall designate in writing to the other party):

(a)           if to either of the Purchasers to:

Regional Programming Partners

c/o Rainbow Media Holdings, LLC

200 Jericho Quadrangle

Jericho, N.Y. 11753

Attention: President

Facsimile: (516) 803-4755

With a copy to Attention: General Counsel/Senior Vice President

Business Affairs

cc:                                 Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York 11714
Attention:  Vice Chairman
Facsimile: (516) 803-2577

(b)           If to any of the Fox Parties:

c/o Fox Cable Networks Group

10000 Santa Monica Boulevard

Los Angeles, CA 90067

Telephone:  (310) 284-2399

Telecopier:  (310) 299-5656

Attention:  Daniel M. Fawcett, Esq.

With a copy to:

The News Corporation Limited

1211 Avenue of the Americas

New York, New York 10036

Telephone:  (212) 852-7000

Telecopier:  (212) 768-2029

Attention:  Arthur M. Siskind, Esq.

and:

Hogan & Hartson L.L.P.

875 Third Avenue

New York, New York 10022

Telephone:  (212) 918-3000

Telecopier:  (212) 918-3100

Attention:  Ira S. Sheinfeld, Esq.

8.2           Entire Agreement.  This Agreement, including the Exhibits and Schedules attached hereto and other documents delivered at the Closing pursuant to this Agreement, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understanding between or among the parties with respect to such subject matter.  The Exhibits and Schedules constitute a part hereof as though set forth in full above.

8.3           Expenses; Taxes.  The parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated by this Agreement.  Any income tax on either of the Sellers or capital gains tax on either of the Sellers or stamp duty arising out of the sale by either of the Sellers of the Purchased Partnership Interests to the Purchasers shall be the sole responsibility of and shall be paid by the Sellers.  Any deed, transfer or other tax arising out of the sale of the Purchased Partnership Interests and the filing fees for the filing under the Hart-Scott-Rodino Act shall be paid one-half each by the Sellers and the Purchasers.

8.4           Amendment; Waiver.  This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all of the parties.  Except as expressly provided herein, no failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to been a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between or among the parties.  No extension of time for performance of any obligations or other acts hereunder or under any agreement shall be deemed to be an extension of the time or performance of any obligations or any other acts.  The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

8.5           Binding Effect; Assignment.  The rights and obligations under this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.  The rights and obligations of this Agreement may not be assigned by any of the parties without the prior written consent of the other parties.

8.6           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

8.7           Headings.  The headings contained in this Agreement are for the convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

8.8           Governing Law; Interpretation.  This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New York applicable to contracts to be wholly performed within such State.  The Sellers and Purchasers hereby (i) irrevocably submit to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines, and (iii) irrevocably agree that all claims in respect of such an action or proceeding may be heard and determined in such New York State or Federal court.  The Sellers and Purchasers hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

8.9           Severability.  The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement.  However, if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, geographical scope, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

8.10         Benefit.  Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than the parties hereto any remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof, all of which shall be for the sole and exclusive benefit of the parties hereto.

8.11         Non-Recourse.  Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that no representation, undertaking or agreement made in this Agreement on the part of any party hereto was made or intended to be made as a personal or individual representation, undertaking or agreement on the part of any incorporator, stockholder, director, officer, agent, member or partner (past, present or future), of any party and no personal or individual liability or responsibility is assumed by, nor shall any recourse at any time be asserted or enforced against, any such incorporator, stockholder, director, officer, agent, member or partner, all of which recourse (whether in common law, in equity, by statute or otherwise) is hereby forever waived and released.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

FOX SPORTS NET BAY AREA HOLDINGS, LLC

By:
Name
Title:

FOX SPORTS NET CHICAGO HOLDINGS, LLC

By:
Name
Title:

FOX SPORTS NET, LLC

By:
Name
Title:

REGIONAL PACIFIC HOLDINGS II, L.L.C.

By:	Regional Programming Partners, its sole member

By:	Rainbow Regional Holdings LLC, its Managing Partner

By:	RRH I, LLC, a member

By:	Rainbow Media Holdings, LLC its sole member

By:
Name:
Title:

REGIONAL CHICAGO HOLDINGS II, L.L.C.

By:	Regional Programming Partners, its sole member

By:	Rainbow Regional Holdings LLC, its Managing Partner

By:	RRH I, LLC, a member

By:	Rainbow Media Holdings, LLC its sole member

By:
Name:
Title:

The undersigned hereby unconditionally and irrevocably guarantees to the Fox Parties the punctual performance of all obligations of the Pacific Purchaser hereunder.

REGIONAL PACIFIC HOLDINGS, L.L.C.

By:
Name:
Title:

The undersigned hereby unconditionally and irrevocably guarantees to the Fox Parties the punctual performance of all obligations of the Chicago Purchaser hereunder.

REGIONAL CHICAGO HOLDINGS, L.L.C

By:
Name:
Title: